FORM 8-K

                    SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549


                              CURRENT REPORT

                  PURSUANT TO SECTION 13 OR 15 (d) OF THE

                      SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): August 30, 2000


                       Alaska Pacific Bancshares, Inc.
                       -------------------------------
           (Exact name of registrant as specified in its charter)

          Alaska                    0-26003                92-0167101
---------------------------       -----------           -------------------
State or other jurisdiction        Commission           (I.R.S. Employer
of incorporation                  File Number           Identification No.)

2049 Jordan Avenue, Juneau, Alaska                                  99801
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number (including area code):  (907) 789-4844

                               Not Applicable
                               --------------
        (Former name or former address, if changed since last report)

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Item 5.  Other Events
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     On August 30, 2000, the Registrant announced that its wholly owned subsidiary, Alaska Pacific Bank, plans to begin offering full service banking in Hoonah and Yakutat, Alaska, in December 2000. The announcement coincides with KeyBank's announcement to close its branches in these two communities, which Alaska Pacific Bank will reopen. An agreement was entered into by the Company and KeyBank on August 29, 2000 and is subject to regulatory approval and other conditions. The transactions are expected to occur by the end of the year.

     For further information, reference is made to the Registrant's press release dated August 30, 2000, which is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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     Exhibit
     -------

       99      Press Release dated August 30, 2000

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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                     ALASKA PACIFIC BANCSHARES, INC.



DATE: August 31, 2000                By:/s/Craig E. Dahl
                                        -------------------------------------
                                        Craig E. Dahl
                                        President and Chief Executive Officer


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                                 Exhibit 99

                     Press Release Dated August 30, 2000

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                   ALASKA PACIFIC BANCSHARES, INC. PLANS TO
          BEGIN OFFERING FULL SERVICE BANKING IN HOONAH AND YAKUTAT

     Juneau, Alaska, August 30, 2000. -- Craig E. Dahl, President and Chief Executive Officer of Alaska Pacific Bancshares, Inc. (OTCBB: AKPB) and its wholly owned subsidiary Alaska Pacific Bank, announced today that Alaska Pacific Bank will begin offering full service banking in the communities of Hoonah and Yakutat, Alaska, in December 2000.

     The Company's announcement coincides with KeyBank's announcement to close its branches in Hoonah and Yakutat, Alaska, and is in connection with an agreement entered into by the Company and KeyBank on August 29, 2000. The agreement provides that Alaska Pacific Bank will reopen the closed branches of KeyBank in Hoonah and Yakutat, providing former KeyBank customers with uninterrupted banking services. The agreement is subject to regulatory approval and other conditions, and the transactions are expected to occur by the end of the year.

     The Company's agreement with KeyBank is beneficial to all parties. The immediate reopening of these branches as part of Alaska Pacific Bank's branch network means that KeyBank's customers will be able to access financial services without interruption and without leaving their communities. For KeyBank employees, it means not having to face the loss of their jobs. For Alaska Pacific Bank, it means the addition of two communities to the Bank's branch network.

     Mr. Dahl added, "We are very pleased at this opportunity to expand our presence in Hoonah and Yakutat, and look forward to welcoming the new customers and employees from these two communities. The addition of these two branches will further enhance our role as a community bank providing banking services to all of Southeast Alaska."

     Alaska Pacific Bancshares, Inc. is the holding company for Alaska Pacific Bank, which converted from the mutual to stock form of organization effective July 1, 1999. At June 30, 2000, the Company had consolidated total assets of $130 million and shareholders' equity of $12.5 million. The Bank currently operates three offices in Juneau, two in Ketchikan, and one office each in Sitka and Wrangell.

          This press release contains forward-looking statements, which are based on assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the word "believe," "expect," "intend," "anticipate," "estimate," "project," or similar words. The Company's ability to predict results or the actual effect of future plans or strategies is uncertain. Factors which could have a material adverse effect on operations include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in our market areas and accounting principles and guidelines. You should consider these risks and uncertainties in evaluating forward-looking statements and you should not rely too much on these statements.

                                 * * * * *
Contact:
Roger K. White, 907/790-5135
     or
Craig E. Dahl, 907/790-5101

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